Exhibit 16.1

[Logo of PricewaterhouseCoopers LLP]

PricewaterhouseCoopers LLP
1670 Broadway, Suite 1000
Denver, CO 80202
Telephone (720) 931 7000
Facsimile (720) 931 7100

April 9, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Allos Therapeutics, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Allos Therapeutics, Inc. dated April 6, 2010.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/PricewaterhouseCoopers LLP